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                                                                    Exhibit 23.4


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


American Safety Insurance Holdings, Ltd.
Hamilton HM HX Bermuda

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 10, 2006, relating to the consolidated financial statements and schedules of American Safety Insurance Holdings, Ltd., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

Atlanta, Georgia
June 2, 2006